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PRESS RELEASE

FOR IMMEDIATE RELEASE
March 11, 2004


CONTACT:
H. N. (Nat) Padget, Jr., President and Chief Executive Officer
(770) 650-8262

CNB HOLDINGS, INC. ANNOUNCES DATE OF SPECIAL MEETING OF SHAREHOLDERS TO APPROVE PROPOSED MERGER WITH FIRST CAPITAL BANCORP, INC.

ALPHARETTA, GA (March 11, 2004) -- CNB Holdings, Inc. (OTC Bulletin Board:
CHGD), the parent company of Chattahoochee National Bank, today announced that it has set April 30, 2004 as the date of its special meeting of shareholders to vote on the proposed merger with First Capital Bancorp, Inc., the holding company of First Capital Bank. Shareholders of record as of March 15, 2004 will be entitled to notice of and to vote at the meeting.

The CNB board of directors has also set March 15, 2004 as the record date for shareholders entitled to participate in CNB Holdings' rights offering to shareholders of CNB Holdings and First Capital Bancorp, Inc. As previously amended, CNB Holdings intends to sell up to 1,250,000 shares of its common stock to existing shareholders of both CNB Holdings and First Capital in order to raise the capital necessary to consummate the merger as required by applicable regulatory authorities.

On March 5, 2004, W. David Sweatt, the former Chairman of CNB Holdings, delivered his Letter of Resignation to the board of directors of CNB Holdings. At the request of Mr. Sweatt, CNB will include his Letter of Resignation as an exhibit to a Current Report on Form 8-K, which will be filed with the SEC by March 12, 2004. Mr. Sweatt's letter also describes the reasons why he now opposes the merger, despite his previous strong support of the merger, and comments on his removal as CNB's Chairman prior to his resignation.

The Company disagrees with all the assertions made by Mr. Sweatt in his letter. Specifically, the CNB board disagrees with Mr. Sweatt's assertion that effective control of the combined companies will pass to First Capital as a result of the merger. Following the merger, the board of directors of the combined companies will be comprised of six members from each of the former boards of CNB Holdings and First Capital, and all of the current directors of both companies have signed agreements designed to ensure this balance will continue until at least the 2006 Annual Meeting of Shareholders. In addition, David R. Hink, current Chairman of CNB Holdings and a long-time CNB Holdings director, will continue to serve as Chairman of the combined companies and H.N. "Nat" Padget, Jr., current President and Chief Executive Officer of CNB Holdings, will also serve as President and Chief Executive Officer of the combined companies. Therefore, the board believes that the contemplated equal representation on the board of directors, coupled with the continuity of executive management following the transaction, will help ensure that the interests of CNB shareholders are served following the merger.


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Mr. Sweatt also asserted in his resignation letter that he was removed as
Chairman of CNB without "cause." CNB Holding's Bylaws provide that the board of directors may appoint a Chairman who serves at the will of the board of directors. The board of directors believes that Mr. Sweatt played an important role in finalizing the merger agreement with First Capital. Mr. Sweatt has subsequently reversed his position on the eve of the merger, for what the board believes are highly subjective reasons. The board of directors has repeatedly and carefully considered the assertions made by Mr. Sweatt. However, given his lack of support for the merger, the board believed that it would be counterproductive to the agreed upon plans for CNB Holdings and not in the best interests of its shareholders to have Mr. Sweatt continue to serve in the leadership role of Chairman. The board of CNB did not remove Mr. Sweatt as a member of the board prior to his resignation from the board.

The board of directors has repeatedly and carefully reviewed the proposed merger with First Capital, including the concerns raised by Mr. Sweatt, and continues to believe the transaction is in the best interests of CNB Holdings and its shareholders. As a result, the board of directors of CNB Holdings has unanimously reaffirmed its intention to go forward with the proposed transaction and has recommended that the shareholders of CNB Holdings approve the merger at the special meeting of shareholders to be held on April 30, 2004.

CNB Holdings filed its joint proxy statement/prospectus concerning the merger with the Securities and Exchange Commission ("SEC") and intends to file an amendment thereto prior to the joint proxy statement /prospectus being mailed to shareholders. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION CONCERNING MANAGEMENT, OWNERSHIP, CONTROL AND OTHER MATERIAL ASPECTS OF THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, and other documents filed by CNB Holdings with the SEC in connection with the merger at the SEC's web site at www.sec.gov. READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

CNB Holdings and First Capital Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of CNB Holdings and First Capital Bancorp in connection with the merger. Information concerning the identity of the participants in the solicitation of proxies by the CNB Holdings and First Capital Bancorp board of directors and executive officers and their direct or indirect interest, by security holdings or otherwise, is included in the joint proxy statement/prospectus filed by CNB Holdings.

A registration statement relating to the securities offered by CNB Holdings has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Once available, preliminary prospectuses may be obtained by contacting CNB
Holdings at 7885 North Point Parkway, Suite 200, Alpharetta, Georgia 30022,
Attention: Nat Padget, Jr., President and Chief Executive Officer.

This news release contains certain forward-looking statements regarding the proposed merger of CNB Holdings and First Capital Bancorp. Forward-looking statements can be identified by the fact that they may include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may," although some may use other phrasing. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. Certain factors that could cause actual results to differ materially from expected include delays in completing the merger (including the ability of CNB Holdings to raise the additional capital necessary to consummate the merger as required by applicable regulatory authorities), difficulties integrating the companies, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which the companies are engaged, changes in the securities markets, and other factors disclosed by CNB Holdings in their periodic filing with the SEC. CNB Holdings disclaims any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of events or circumstances after the date of such statements.